Exhibit 99.1

Date: March 30, 2006

Release Number: 2006-11

Intelsat Delays Fourth Quarter 2005 Earnings Release and Conference Call

Pembroke, Bermuda, 30 March 2006—Intelsat, Ltd. announced today that it is delaying its fourth quarter and full year 2005 earnings release and conference call, currently scheduled for today, Thursday, March 30, 2006. The company said that it requires additional time to complete its reporting process.

The company also said that it currently does not expect that it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC by its regular filing deadline of March 31, 2006.

Intelsat, Ltd. will reschedule its conference call regarding fourth quarter and year-end results when the company has made a final determination regarding its filing timeline.

About Intelsat

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat’s reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe. For more information, visit www.intelsat.com.

Contact

Dianne VanBeber

+1 202 944 7406

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks, including further changes in timing in Intelsat’s year-end process. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 20-F for the year ended December 31, 2004 and Intelsat’s registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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